PRAXIS MUTUAL FUNDS

AMENDMENT TO THE TRANSFER AGENT

SERVICING AGREEMENT

THIS AMENDMENT effective as of January 1, 2016 to the Transfer Agent Servicing Agreement dated as of November 1, 2012, (the “Agreement”), is entered into by and between PRAXIS MUTUAL FUNDS, a Delaware business trust (the “Trust”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the fees of the Agreement; and

WHEREAS, Section 14 of the Agreement allows for its modification by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the Agreement as follows:

Amended Exhibit C is hereby superseded and replaced with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PRAXIS MUTUAL FUNDS		U.S. BANCORP FUND SERVICES, LLC

By:	/s/ Marlo J. Kauffman	By:	/s/ Ian Martin
Name:	Marlo J. Kauffman	Name:	Ian Martin
Title:	Vice-President	Title:	Executive Vice President

Praxis	1

Amended Exhibit C to the

Transfer Agent Servicing Agreement – Praxis

TRANSFER AGENT, SHAREHOLDER & ACCOUNT SERVICES

FEE SCHEDULE at January 1, 2016

Annual Service Charges to the Praxis Family of Funds*

• NSCC Level 3 Accounts	$10.00 /open account
• Direct Accounts	$15.00 /open account
• Closed Accounts	$ 3.00 /closed account
• CUSIP Base Fee	$2,500 /CUSIP
• Blue Sky Services	$45.00 /permit/per year

Annual Service Charges to the Everence Money Market Fund: $12,000/Money Market Share Class per year

Miscellaneous Expenses

Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC activity charges, voice response (VRU) maintenance and development, data communication and implementation charges, and travel.

Additional Services

Available but not included above are the following services—FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, client dedicated line data access, programming charges, outbound calling & marketing campaigns, training, Short-Term Trader reporting, cost basis reporting, Excessive Trader, EWS, 12b-1 aging, investor email services, dealer reclaim services, shareholder performance statements, Real Time Cash Flow, money market fund service organizations, charges paid by investors, literature fulfillment, physical certificate processing, Same Day Cash Management, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

*	Fees are billed monthly.

Praxis	2

Amended Exhibit C (continued) – TRANSFER AGENT SUPPLEMENTAL SERVICES and E-COMMERCE SERVICES FEE SCHEDULE at January 1, 2016

FAN Web

Shareholder internet access to account Information and transaction capabilities through a hyperlink at the fund group web site, Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.

•	FAN Web Premium (Fund Groups over 50,000 open accounts)

•	Implementation - $15,000 /fund group – includes up to 25 hours of technical/BSA support

•	Annual Base Fee - $36,000 /year

•	FAN Web Select (Fund Groups under 50,000 open accounts)

•	Implementation - $5,000 /fund group – includes up to 10 hours of technical/BSA support

•	FAN Web Direct (API) – Quoted Separately

•	Customization - $165 /hour

•	Activity (Session) Fees:

•	Inquiry - $0.15 /event

•	Account Maintenance - $0.25 /event

•	Transaction – financial transactions, reorder statements, etc. - $0.50 /event

•	New Account Setup - $3.00 /event (Not available with FAN Web Select)

•	Strong Authentication:

•	$0.045 /month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Web - Responsive Design (includes Mobile Access)

Shareholder account access through the internet. Shareholders can securely access account information, conduct financial transactions, and perform account maintenance activities. Electronic document delivery is also available as an adjunct service. This version of FAN Web has a completely redesigned, modern user interface which caters to a full range of connected devices, including tablets and smart phones.

•	FAN Web Premium (Fund Groups over 50,000 open accounts)

•	Implementation - $25,000 per fund group - includes up to 90 hours of technical/BSA support

•	Annual Base Fee - $39,000 per year

•	FAN Web Select (Fund Groups under 50,000 open accounts)

•	Implementation - $12,000 per fund group – includes up to 45 hours of technical/BSA support

•	Annual Base Fee - $15,000 per year

•	Customization - $200 per hour - (subject to change at prevailing rates of vendor)

•	Activity (Session) Fees:

•	Inquiry - $0.15 per event

•	Account Maintenance - $0.25 per event

•	Transaction - financial transactions, duplicate statement requests, etc. - $0.50 per event

•	New Account Set-up - $3.00 per event (Not available with FAN Web Select)

•	Strong Authentication:

•	$0.045 per month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail

Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.

•	Base Fee Per Management Company - file generation and delivery - $6,000 /year

•	Per Record Charge

•	Rep/Branch/ID - $.018

•	Dealer - $0.012

•	Price Files - $0.002 /record or $1,75 /use per month, whichever is less

Vision Mutual Fund Gateway

Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.

•	Inquiry Only

•	Inquiry - $0.05 /event

•	Per broker ID - $5.00 /month per ID

•	Transaction Processing

•	Implementation - $5,000 /management company

•	Transaction - purchase, redeem, exchange, literature order - $0.50 /event

•	New Account Setup - $3.00 /event

Monthly Minimum Charge - $500 /month

Praxis	3

Amended Exhibit C (continued) to the Transfer Agent Servicing Agreement

TRANSFER AGENT & SHAREHOLDER SERVICES – Fee Schedule at January 1, 2016

Vision Electronic Statements

Provides the capability for financial intermediaries to access electronic statements via the Vision application.*

•	Implementation Fees

•	Develop eBusiness Solutions Software - $24,000 /fund group

•	Code Print Software - $10,000 /fund group

•	Load charges

•	$0.05 /image

•	Archive charge (for any image stored beyond 2 years)

•	$0.015 /document

*	Normal Vision ID and activity charges also apply.

Client Web Data Access

USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.

•	Report Source

•	Setup: $3,000 (Includes access to Fund Source)

•	Service: $200 /user per month

•	BDS – Statement Storage & Retrieval

•	Setup: $250 /user

•	Service: $100 /user per month

•	Ad Hoc/ PowerSelect File Development

•	Setup: $250 /request (Includes up to 2 hours of programming. If beyond, additional time will be $200 /hour consultation and development.)

•	Service: $100 /file per month

•	Custom Electronic File Exchange (MFS delivery of standard TIP files)

•	$2,500 one time setup fee

•	$100 /file per month maintenance fee

•	Mall File (DDS mailbox in which clients can pull information): $150 /file setup

•	TIP File Setup

•	Setup & Delivery of Standard TIP Files: $250 /request (Unlimited files per request)

•	Custom TIP File Development: $250 /request (Includes up to 2 hours of programming. If beyond, additional time will be $200 /hour consultation and development.)

Client Dedicated Line Data Access

For USBFS clients requiring continuous on-line access to USBFS shareholder accounting systems, such as for client call center support:

•	$7,000 /year workstation for TA2000 AWD access

•	Data communications setup and monthly charges based upon location and bandwidth

•	Training billed at hourly rates plus miscellaneous expenses

Programming Charges

•	$200 /hour

•	Charges incurred for customized services based upon fund family requirements including but not limited to:

•	Fund setup programming (transfer agent system, statements, options, etc.) – estimate 10 hours per CUSIP

•	Conversion programming

•	Customized service development

•	Voice response system setup (menu selections, shareholder system integration, testing, etc.) – estimated at 3 hours per fund family

•	All other client specific customization and/or development services

Outbound Calling & Marketing Campaigns – Cost based on project requirements.

Praxis	4

Amended Exhibit C (continued) to the Transfer Agent Agreement – Supplemental Services Fee Schedule at January, 2016

Transfer Agent Training Services

•	On-site at USBFS - $1,500 /day

•	At client location - $2,500 /day plus travel and miscellaneous expenses if required

Short-Term Trader – Software application used to track and/or assess transaction fees that are determined to be short-term trades. Service can be applied to some or all funds within a fund family, Fees will be applied if the fund(s) have a redemption fee.

•	90 days or less: $0.08 /open account

•	91-180 days: $0,14 /open account

•	181-270 days: $0.20 /open account

•	271 days – 1 year: $0.26 /open account

•	1 year – 2 years: $0.38 /open account

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts based upon an average cost single category basis calculation.

•	$1,00 /direct open account per year

Excessive Trader – Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

•	$500 setup /fund group of 1-5 funds, $1,500 setup /fund group of over 5 funds

•	$0.12 /account per year

12b-1 Distribution Fee Aging – Aging shareholder account share lots In order to monitor and begin assessing 12b-1 fees after a certain share lot age will be charged at $1.50 per open account per year.

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:

•	$1,500 setup /fund group

•	$500 /month administration

•	$5.00 /received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations. There will be no correspondence charges related to this service.

•	$1,000 /fund group per month

Shareholder Performance Statements – We have a variety of features available for providing account or portfolio level performance information on investor statements. Actual costs will depend upon specific client requirements.

•	Setup - $35,000 /fund group

•	Annual Fee - $0.17 /open and closed account

Literature Fulfillment Services*

•	Account Management

•	$250 /month (account management, lead reporting and database administration)

•	Miscellaneous Expenses

•	Included but not limited to kit and order processing expenses, postage, and printing.

•	Inbound Teleservicing Only

•	Account Management - $250 /month

•	Call Servicing - $1.25 /minute

•	Lead Conversion Reporting (Closed Loop)

•	Account Management - $500 /month

•	Database Installation, setup - $1,500 /fund group

•	Specialized Programming - (Separate Quote)*

*	Fees exclude postage and printing charges.

Praxis	5

Amended Exhibit C (continued) to the TRANSFER AGENT & SHAREHOLDER SERVICES

SUPPLEMENTAL SERVICES FEE SCHEDULE at January, 2016

Charges Paid by Investors

Shareholder accounts will be charged based upon the type of activity and type of account, including the following:

Qualified Plan Fees (80% USBFS/20% split with ETCO)

•	$15.00 /qualified plan account or Coverdell ESA account (Cap at $15.00/SSN)

•	$25.00 /transfer to successor trustee - waive

•	$25.00 /participant distribution (Excluding SWPs) - waive

•	$25.00 /refund of excess contribution - waive

•	$25.00 /reconversion/recharacterization - waive

Additional Shareholder Paid Fees

•	$15.00 /outgoing wire transfer or overnight delivery

•	$5.00 /telephone exchange - waive

•	$25.00 /return check or ACH or stop payment

•	$5.00 /research request per account (Cap at $25.00 /request) (This fee applies to requests for statements older than the prior year)

Physical Certificate Processing - Services to support the setup and processing of physical certificated shares for a fund family:

•	$750 setup/fund group

•	$10.00 /certificate transaction

Same Day Cash Management

•	Setup: $1,500 (Access via Internal VPN)

•	Service: $200 /user per month

Real Time Cash Flow

•	Implementation (one time charge) & Recurring Charges (monthly)

• 5 Users - $3,750	10 Users - $6,375

• 20 Users - $10,500	30 Users - $12,375

• 40 Users - $13,500	50 Users - $15,000

•	Training

•	WebEx - $500 /user

•	On Site at USBFS - $1,500 /day

•	At Client Location - $2,500 /day plus travel and miscellaneous expenses if required

•	Real Time Data Feeds

•	Implementation (per feed) - $225 /hour (8 hour estimate)

•	Recurring (per feed) - $375 /month

CUSIP Setup -

•	Subsequent CUSIP Setup - $1,500 /CUSIP

•	Expedited CUSIP Setup - $3,000 /CUSIP (Less than 35 days)

CTI Reporting - Integrated custom detailed call reporting)

•	$250 /monthly report

Praxis	6

Amended Exhibit C to the Transfer Agent Servicing Agreement

Supplemental Services Fee Schedule at January 1, 2016

Electronic Confirm Presentation

eCDLY will load shareowner daily confirmations (financial transactions only, does not include maintenance confirmations) and send notification to consented shareowners of a new document to view.

•	Document Loading, Storage, and Access - $0.08 per statement

•	Document Consent Processing, Suppression, and Notification - $0.35 per suppressed statement

•	Development & Implementation of Electronic Confirm Statements - $12,000 Initial setup fee

Note: Quarterly minimum fee of $500.

Electronic Investor Statement Presentation

eStatements will load shareowner investor statements in a PDF format and send notification to the consented shareowners of a new document to view.

•	Document Loading, Storage, and Access - $0.08 per statement

•	Document Consent Processing, Suppression, and Notification - $0.35 per suppressed statement

•	Development & Implementation of Electronic Investor Statements - $5,000 initial setup fee

Electronic Tax Presentation

eTax will load TA2000 tax forms and send notification to the consented shareowners of a new document to view.

•	Document Loading, Storage, and Access - $0.08 per statement

•	Document Consent Processing, Suppression, and Notification - $0.35 per suppressed statement

•	Development & Implementation of Electronic Tax Statements - $5,000 initial setup fee

Electronic Compliance Presentation

eCompliance allows consented users to receive an email containing a link to the respective compliance material for each compliance run.

•	Document Loading, Storage, and Access

•	Document Consent Processing, Suppression, and Notification - $0.35 per suppressed statement

•	Development & Implementation of Electronic Compliance Documents - $5,000 initial setup fee

Note: Annual compliance minimum fee of $5,000.

FAN Web Transaction Fees

•	View Consent Enrollment - $0.03 per transaction

•	Consent Enrollment - $0.13 per transaction

•	View Statements - $0.03 per view

Vision Electronic Statements

Provides the capability for financial intermediaries to access electronic statements via the Vision application.*

•	Implementation Fees - $5,000 per fund group

•	Load charges - $0.05 per Image

•	Archive charge (for any image stored beyond 2 years) - $0.015 per document

*	Normal Vision ID and activity charges also apply.

*	FAN Web customization charges also apply

Praxis	7